ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20070707389-23
Secretary of State	Filing Date and Time
State of Nevada	10/17/2007 8:40 AM
Entity Number
E0638552007-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

NEW WORLD WIND GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I of the Company’s Articles of Incorporation in amended in its entirety to read as follows:

The name of the Corporation is “QX BIO TECH GROUP, INC.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 52.5%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Chen, Lin Sen

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shapes representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(1)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20090594183-71
Secretary of State	Filing Date and Time
State of Nevada	07/30/2009 8:06 AM
Entity Number
E0638552007-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

QX BIO TECH GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I

THE NAME OF THE CORPORATION IS: “ACUMEDSPA HOLDINGS, INC.”

ARTICLE III CAPITAL STOCK

THE MAXIMUM NUMBER OF SHARES OF CAPITAL STOCK, WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS THREE HUNDRED SEVENTY FIVE MILLION (375,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 52.84%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Guoqiang Zhan

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shapes representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(2)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Ross Miller	20090594185-93
Secretary of State	Filing Date and Time
State of Nevada	7/30/2009 8:06 AM
Entity Number
E0638552007-6

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

QX BIO TECH GROUP INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

ONE HUNDRED MILLION (100,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

4. The number of authorized shares and the par value, if any, of each class or series, in any, of the shares after the change:

THREE HUNDRED SEVENTY FIVE MILLION (375,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

5. Number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

ONE (1) SHARE OF COMMON STOCK, $.001 PAR VALUE, TO BE ISSUED AFTER THE CHANGE IN EXCHANGE FOR FIFTEEN (15) ISSUED SHARES OF COMMON STOCK, $.001 PAR VALUE

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

NO MONEY WILL BE PAID FOR THE FRACTIONAL SHARES, INSTEAD, ALL THE FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEAREST WHOLE SHARES.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Guoqiang Zhan

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(3)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20090769168-98
Secretary of State	Filing Date and Time
State of Nevada	11/02/2009 8:00 AM
Entity Number
E0638552007-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

ACUMEDSPA HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE III CAPITAL STOCK

THE MAXIMUM NUMBER OF SHARES OF CAPITAL STOCK, WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE INCLUDES:

THREE HUNDRED SEVENTY FIVE MILLION (375,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

TWENTY MILLION (20,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE.

THE DESIGNATION, POWERS INCLUDING VOTING RIGHTS, PREFERENCES AND ANY QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF THE PREFERRED STOCK AREA SPECIFIED AS EXHIBIT A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 89.18%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Brian Sperber________________________________________

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shapes representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(4)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20100077749-87
Secretary of State	Filing Date and Time
State of Nevada	01/26/2010 7:37 AM
Entity Number
E0638552007-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

ACUMEDSPA HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE III CAPITAL STOCK

THE MAXIMUM NUMBER OF SHARES OF CAPITAL STOCK, WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE INCLUDES:

ONE HUNDRED SEVENTY FIVE MILLION (175,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

TWENTY MILLION (20,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE.

THE DESIGNATION, POWERS INCLUDING VOTING RIGHTS, PREFERENCES AND ANY QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF THE PREFERRED STOCK AREA SPECIFIED AS EXHIBIT A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 62.93%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Brian Sperber________________________________________

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shapes representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(5)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20100301863-44
Secretary of State	Filing Date and Time
State of Nevada	05/03/2010 12:50 PM
Entity Number
E0638552007-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

ACUMEDSPA HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE III CAPITAL STOCK

THE MAXIMUM NUMBER OF SHARES OF CAPITAL STOCK, WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE INCLUDES:

ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

TWENTY MILLION (20,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE, THE DESIGNATION, POWER, INCLUDING VOTING RIGHTS, PREFERENCES AND ANY QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF THE PREFERRED STOCK ARE SPECIFIED AS EXHIBIT A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 64.44%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Brian Sperber________________________________________

Signature of Officer

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shapes representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(6)

EXHIBIT A

The Corporation hereby authorizes and approves the designation, powers, including voting rights, preferences and any qualifications, limitations, or restrictions of the Preferred Stock of Corporation, which are specified as below:

(1)              Conversion into Common Stock.

(a)              Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance (the “Conversion Date”) into ten (10) shares of fully paid and non-assessable shares of Common Stock (the “Conversion Ration”).

(b)              Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Convertible Preferred Stock to be converted, duly endorsed or the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted.

(c)              Adjustment to Conversion Ratio.

(i)      Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holder of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder’s shares of Convertible Preferred Stock into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder’s rights pursuant to Section 1 (a). Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Convertible Preferred Stock has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d)              No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

(e)              Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Convertible Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Ratio for the Convertible Preferred Stock at the time in effect and (iii) the number of share of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Convertible Preferred Stock.

(f)               Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g)              Common Stock Reserve. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

(2)              Voting Rights. Except as otherwise required by law, the holders of Convertible Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each series of Preferred Stock shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

(3) Reissuance. No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of conversion, all such shares thereafter shall be returned to be the status of unissued shares of Convertible Preferred Stock of the Corporation.

******

(7)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Ross Miller	20100934913-62
Secretary of State	Filing Date and Time
State of Nevada	12/15/2010 8:26 AM
Entity Number
E0638552007-6

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

ACUMEDSPA HOLDINGS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

TWENTY MILLION (20,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE: ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

4. The number of authorized shares and the par value, if any, of each class or series, in any, of the shares after the change:

TWENTY MILLION (20,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE: ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

5. Number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

ONE (1) SHARE OF COMMON STOCK, $.001 PAR VALUE, TO BE ISSUED AFTER THE CHANGE IN EXCHANGE FOR FIFTY (50) ISSUED SHARES OF COMMON STOCK, $.001 PAR VALUE

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

NO MONEY WILL BE PAID FOR THE FRACTIONAL SHARES, INSTEAD, ALL THE FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEAREST WHOLE SHARES.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Billy Styles________________________________________

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(8)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20100934912-51
Secretary of State	Filing Date and Time
State of Nevada	12/15/2010 8:26 AM
Entity Number
E0638552007-6

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

ACUMEDSPA HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I

THE NAME OF THE CORPORATION IS “ORGANIC PLANT HEALTH, INC.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 51.48%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Billy Styles________________________________________

Signature of Officer

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shapes representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.

(9)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Ross Miller	20110293612-47
Secretary of State	Filing Date and Time
State of Nevada	04/20/2011 12:40 PM
Entity Number
E0638552007-6

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

ORGANIC PLANT HEALTH INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

TWENTY MILLION (20,000,000) SHARES OF CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE,

ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

4. The number of authorized shares and the par value, if any, of each class or series, in any, of the shares after the change:

FIVE MILLION (5,000,000) SHARES OF CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE,

ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE

5. Number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

ONE (1) SHARE OF PREFERRED STOCK, $.001 PAR VALUE, TO BE ISSUED AFTER THE CHANGE IN EXCHANGE FOR FOUR (4) ISSUED SHARES OF PREFERRED STOCK, $.001 PAR VALUE

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

NO MONEY WILL BE PAID FOR THE FRACTIONAL SHARES OF PREFERRED STOCK, INSTEAD, ALL THE FRACTIONAL SHARES WILL BE ROUNDED UP OR DOWN TO THE NEAREST WHOLE SHARES.

7. Effective date of filing: (optional) March 14,2011

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Billy Styles________________________________________

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit After

Revised 3-6-09

This form must be accompanied by appropriate fees.